Exhibit 99.1

Haemonetics(R) Announces Change to Board of Directors

BRAINTREE, Mass., Oct. 31 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) announced today the decision by Ronald A. Matricaria, Chairman of the Board, to retire from Haemonetics at the end of the calendar year, in order to spend more personal and professional time on the west coast. Ron Gelbman, a Haemonetics board member since 2000, was elected lead director, effective immediately.

Mr. Matricaria had been a Haemonetics director since October 2002, and chairman since April 2003.

Mr. Matricaria said, “During the past four years Haemonetics made remarkable progress in preparing to transition into a higher growth profile company. That transformation is now well underway. I am proud of my association with the Company, its employees and my colleagues on the board. There is an exciting future in store for this business.”

Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics’ products and markets, visit its web site at http://www.haemonetics.com.

CONTACT:
Julie Fallon
Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com

SOURCE  Haemonetics Corporation
          -0-                                                  10/31/2006
          /CONTACT:  Julie Fallon, +1-781-356-9517, +1-617-320-2401, fallon@haemonetics.com /
          /Web site:  http://www.haemonetics.com /